                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE PHIC OMITTED]

CONTACT:
George J. Longo                                              Carl Hymans
Vice President, CFO                                          G.S. Schwartz & Co.
(215) 345-0919                                               (212) 725-4500
                                                             carlh@schwartz.com

             THE QUIGLEY CORPORATION REPORTS SECOND QUARTER RESULTS

     - INCREASES INVESTMENT IN PHARMACEUTICAL R&D FOR DIABETIC NEUROPATHY -

DOYLESTOWN,  PA. - JULY 26, 2007 - THE QUIGLEY CORPORATION (NASDAQ:  QGLY) today reported net sales of $5.0 million,  for the second quarter ended June 30, 2007, compared  to $6.2  million  reported  for  the  same  period  in  2006.  For the six-months  ended June 30, 2007, net sales were $14.1 million  compared to $16.4 million reported for the same period in 2006.

The second  quarter and first half of 2007 reflect a net sales  increase for the
Company's  Cold  Remedy  segment of  $169,000  and  $532,000,  respectively,  as compared  to the same  periods  of 2006.  These  increases  reflect  a return to previous customer purchase patterns after seasonal  purchasing  adjustments made in 2006.

The  Company  believes in the  viability  of the  COLD-EEZE(R)  brand due to the strong appeal among the growing number of consumers who want Natural Common Cold remedies  that  demonstrate  proven  clinical  efficacy  and safety.  As part of ongoing  initiatives to generate future growth,  the Company  introduced two new
COLD-EEZE brand extensions,  which will be available during the third quarter of
2007.  These  brand  extensions,  Organix(TM)  Cough and Sore  Throat  Drops and
COLD-EEZE Immune Support  Complex-10 will provide consumers with two new options to support their health during the upcoming Cold and Flu Season.

Organix Cough and Sore Throat Drops is a proprietary product manufactured in the
Company's certified organic  manufacturing  facility,  the first facility of its kind to obtain USDA organic  certification.  COLD-EEZE Immune Support Complex-10 will compete in the growing immune boosting dietary supplement marketplace.  The
product  features  a  proprietary   blend  of  10  important  immune  supporting
nutrients, minerals and herbs shown to support proper immune system functioning.

Net loss for the second quarter ended June 30, 2007 was $3.5 million, or ($0.28)
per share compared to a net loss of $2.6 million,  or ($0.21) per share, for the same period last year. Net loss for the six-months  ended June 30, 2007 was $5.4 million,  or  ($0.43)  per share,  compared  to a net loss of $4.1  million,  or
($0.34) per share, for the same period last year.

The increase in net loss for the second  quarter and  six-months  ended June 30,
2007 is principally  attributed to increased  research and development costs for the pharmaceutical  segment and a reduction in gross profits from the Health and
Wellness operating  segment.  These increases to net loss were lessened somewhat by improvement in Cold Remedy gross profits from related increases in net sales.

The increase in research and development  costs were associated with Phase II(b)
clinical studies for QR-333, an investigational new drug for treating conditions
associated  with  diabetic  peripheral  neuropathy.   Increased  research  costs
associated with QR-333 were $794,000 for the second quarter and $1.2 million for the  first  six-months  of 2007,  respectively  as  compared  to 2006.  Diabetic peripheral neuropathy conditions include numbness, skin ulcers, constant pain or
extreme   sensitivity  to  stimulus,   which   according  to  The  World  Health
Organization   estimates  that  more  than  171  million  people  have  diabetes worldwide.

Net sales for the Health and  Wellness  segment  declined  $1.4 million and $3.1 million,  respectively,  for the  second  quarter  and  first  half of 2007 as a reduction  in the  number  of  active  independent  distributor  representatives reflects  the effects of ongoing  litigation,  which the  Company is  vigorously pursuing  with  the  sponsor  of the  Company's  product  line in this  segment.
Corrective  actions  continue to be taken to resolve the litigation and increase the  number  of  active  independent  distributor  representatives  as  part  of strategic efforts with the goal to increase sales and return to profitability.

No tax provision or benefits, to reduce losses, are provided for the quarter and six-months ended June 30, 2007 and 2006, except for any requirements  imposed by the  federal  alternative  minimum  taxes  or  for  compliance  with  state  tax regulations,  since  the  Company  is  in a  net  operating  loss  carry-forward position.

The Company is committed  to  continuing  its research as part of its  strategic initiatives to generate future growth. These initiatives include capitalizing on the growth  potential of Quigley Pharma, a wholly-owned  Ethical  Pharmaceutical subsidiary,  by  continuing  to develop  natural-source  potential  prescription products for Systemic Radiation,  Rheumatoid Arthritis, Avian Flu in animals and particularly, Diabetic Peripheral Neuropathy.

During the second quarter of 2007, a follow-up study for the Cachexia  Treatment
Compound  ("QR-443") was completed to evaluate the impact of QR-443 on levels of a pro-inflammatory  cytokine  Interleukin-6  (IL-6) in a cachexia model. The new data  concluded  that  responding  mice had  lower  levels  of serum  IL-6  when administered  QR-443 orally than mice that received  placebo.  This reduction in
IL-6 suggests a method of action for the delayed  onset and reduced  severity of cachexia observed in this study as well as a previously conducted cachexia model study. A reduction in IL-6 is associated  with a reduction in  inflammation  and suggests  that QR-443 may have a role in a broad  range of chronic  inflammatory diseases.  These  findings  are  in  agreement  with  several  previous  studies demonstrating  the  increased  presence of IL-6 in the  etiology of cachexia and other diseases related to inflammation.

A human study protocol is under development to evaluate the safety and impact of this compound on specific  metabolic  processes altered by chronic  inflammation and the presence of IL-6.

QR-443 is a compound  for the  treatment of Cachexia,  a  debilitating  and life threatening  muscle  wasting  condition  associated  with  cancer,  AIDS,  renal failure,  COPD and rheumatoid  arthritis,  where  inflammation has a significant impact and patients experience loss of weight, muscle atrophy, fatigue, weakness and decreased appetite.

The  Quigley  Corporation  makes  no  representation  that  the US Food and Drug
Administration  or any other regulatory  agency will allow this  Investigational
New Drug to be marketed.  Furthermore,  no claim is made that potential medicine discussed  herein  is  safe,  effective,  or  approved  by  the  Food  and  Drug
Administration.

Additionally,  data that demonstrates activity or effectiveness in animals or in vitro tests do not necessarily mean the formula test compound; referenced herein will be effective in humans.  Safety and effectiveness in humans will have to be demonstrated by means of adequate and  well-controlled  clinical  studies before the clinical  significance of the formula test compound is known. Readers should carefully  review the risk factors  described in filings the Company  files from time to time with the Securities and Exchange Commission.

ABOUT THE QUIGLEY CORPORATION

The  Quigley  Corporation   (Nasdaq:   QGLY,   HTTP://WWW.QUIGLEYCO.COM)   is  a
diversified natural health medical science company. Its Cold Remedy segment is a leading marketer and manufacturer of the COLD-EEZE(R)  family of lozenges,  gums and sugar free tablets  clinically proven to cut the common cold nearly in half.
COLD-EEZE  customers include leading national  wholesalers and distributors,  as well as  independent  and  chain  food,  drug and mass  merchandise  stores  and pharmacies.  The Quigley  Corporation  has several  wholly  owned  subsidiaries.

Darius  International  markets health and wellness  products  through its wholly owned subsidiary, InnerLight Inc. Quigley Manufacturing Inc. consists of two FDA approved  facilities to  manufacture  COLD- EEZE(R)  lozenges as well as fulfill
other    contract    manufacturing    opportunities.    Quigley    Pharma   Inc.
(HTTP://WWW.QUIGLEYPHARMA.COM)   conducts  research  in  order  to  develop  and
commercialize   a  pipeline  of  patented   botanical  and   naturally   derived
prescription drugs.

FORWARD-LOOKING STATEMENTS

Certain statements in this press release are "forward-looking statements" within the meaning of the Private Securities  Litigation Reform Act of 1995 and involve known and  unknown  risk,  uncertainties  and other  factors  that may cause the
Company's actual performance or achievements to be materially different from the results, performance or achievements expressed or implied by the forward-looking statement.  Factors that impact such forward-looking  statements include,  among others,  changes in worldwide general economic  conditions,  changes in interest rates, government regulations, and worldwide competition.

                                 (Tables Follow)

Consolidated Statements of Operations (Unaudited)

The following  represents  condensed  financial data (in  thousands)  except per share data:

                                   Three-Months       Three-Months         Six-Months          Six-Months
                                      Ended               Ended              Ended               Ended
                                  June 30, 2007       June 30, 2006      June 30, 2007       June 30, 2006
                                       ($)                 ($)                ($)                 ($)
                                  -------------       -------------      -------------       -------------

Net Sales                             4,989               6,182             14,067              16,449
Gross profit                          2,102               2,310              7,113               7,622
Sales & marketing expenses              826               1,079              3,559               3,514
Administrative expenses               3,471               3,100              6,683               6,806
Research & development                1,623                 858              2,776               1,642

Income taxes (benefit)                 --                    89               --                    89

Net loss                             (3,520)             (2,618)            (5,448)             (4,073)

Diluted loss per share:
  Net loss                        ($0.28)              ($0.21)            ($0.43)             ($0.34)
  Diluted weighted average
    common shares outstanding:   12,684,633          12,388,718         12,684,633          12,051,429

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

The following  represents  condensed  financial  data (in thousands) at June 30,
2007 and December 31, 2006:

                                      2007             2006
                                       ($)              ($)
                                   ----------       ----------

      Cash & cash equivalents        15,843           17,757
      Accounts receivable, net        1,717            6,557
      Inventory                       5,877            4,262
      Total current assets           24,477           29,793
      Total assets                   29,255           34,845
      Total current liabilities       9,105            9,252

      Total stockholders' equity     20,082           25,529